                                                                      EXHIBIT 99

RETRACTABLE TECHNOLOGIES, INC. ANNOUNCES SECOND QUARTER RESULTS, STATEMENTS CERTIFIED BY CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

LITTLE ELM, TEXAS, August 19, 2002--Retractable Technologies, Inc. (AMEX:RVP) ("Retractable"), a leading maker of safety needle devices, reports a 9.3 percent and 1.6 percent increase in sales for the six months and three months ended June 30, 2002, respectively, when compared to the same periods last year.

Retractable's sales generated by its own staff grew at 28.1 percent and 75.7 percent for the three and six months ended June 30, 2002, respectively, when compared to the same periods last year. Unit purchases by Abbott Laboratories, (NYSE:ABT) ("Abbott") our marketer in the acute care segment (hospitals), declined from 54.5 percent to 46.0 percent of sales for the three months ended June 30, 2002, and from 63.1 percent to 48.4 percent of sales for the six months ended June 30, 2002, when compared to the same periods last year.

Increases in material costs and increased depreciation for the 1cc assembly equipment, offset somewhat by decreased labor costs, consulting costs, and repairs and maintenance resulted in Cost of sales increasing 22.5 percent and
8.8 percent for the three and six months ended June 30, 2002, respectively, when compared to the same periods last year.

Retractable recorded an expense of $481,637 related to a recovery and recall of certain lots of its blood collection tube holders. Retractable found that, in limited lots, upon testing, some blood collection tube holders retracted prior to activation. The premature retraction occurred during use as well as during shipping and handling. Retractable has addressed the premature retraction through the manufacturing and design process.

Sales and marketing expense decreased for the three months and six months ended June 30, 2002 when compared to the same periods last year due primarily to decreased marketing fees to Abbott. There were also decreases in costs of travel and entertainment, trade shows, and freight.

Research and development costs decreased for the three months and six months ended June 30, 2002 when compared to the same periods last year due primarily to decreased labor costs and reduced consulting costs.

General and administrative costs decreased 24.7 percent and 8.6 percent for the three months and six months ended June 30, 2002 when compared to the same periods last year due to decreased labor costs, accounting fees, and legal expenses. Retractable also had a gain of approximately $40,000 on the sale of equipment.

Debt conversion expense consists of $1,821,246 for Series V Convertible Preferred Stock ("Series V Stock") issued in excess of the original conversion terms of the real estate note and the working capital loan, $440,000 for stock options issued in connection with the conversion, and $57,827 of unamortized debt expense.

The exchange of $3,679,284 of long-term debt and $1,500,000 of accounts payable for Series V Stock, the forgiveness of royalties since the beginning of the year by Thomas Shaw and his wife of $1,500,000, and the sale of $1,554,600 of Series V Stock have served to greatly improve the financial position of Retractable as of June 30, 2002. Since the end of the quarter ended June 30, 2002, we have raised an additional $381,000 in cash for the Series V offering and $50,000 additional conversion of accounts payable.

Net loss per share for the three months and six months ended June 30, 2002 included $0.11 and $0.02 per share loss attributable to debt conversion expense and recovery and product recall expense, respectively.

Retractable's Form 10-QSB was certified by Thomas J. Shaw, President and CEO, and Douglas W. Cowan, Chief Financial Officer, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

For a more detailed analysis, please see Management's Discussion and Analysis in Retractable's Form 10-QSB.

Retractable Technologies, Inc. manufactures and markets VanishPoint(R) automated retraction safety syringes and blood collection devices, which virtually eliminate health care worker exposure to accidental needlestick injuries. These revolutionary devices use a patented friction ring mechanism that causes the contaminated needle to retract automatically from the patient into the barrel of the device. VanishPoint(R) safety needle devices are distributed to the acute care hospital market by Abbott Laboratories and to the alternate care market by various specialty and general line distributors. For more information on Retractable, visit our Web site at www.vanishpoint.com.
                                   -------------------

Forward-looking statements in this press release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current views with respect to future events. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, the Company cannot assure you that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of dramatic increases in demand, the Company's ability to quickly increase its production capacity in the event of a dramatic increase in demand, the company's ability to access the market, the Company's ability to continue to finance research and development as well as operations and expansion of production through equity and debt financing, as well as sales, the increased interest of larger market players in providing safety needle devices and other risks and uncertainties that are detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

RETRACTABLE TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                              June 30, 2002      December 31, 2001
                                                              -------------      -----------------
                                                               (unaudited)
ASSETS
Cash and cash equivalents                                     $    820,234          $  1,220,244
Accounts receivable, net                                         3,166,761             1,585,024
Inventories, net                                                 3,226,969             3,218,786
Other current assets                                               243,149               245,555
                                                              ------------          ------------
     Total current assets                                        7,457,113             6,269,609

Property, plant, and equipment, net                             11,168,622            11,740,464
Intangible assets and deferred charges, net                        447,579               530,378
                                                              ------------          ------------
     Total assets                                             $ 19,073,314          $ 18,540,451
                                                              ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable                                            $  3,356,915          $  4,005,816
  Current portion of long-term debt                                912,556               686,402
  Accrued compensation                                             344,356               399,149
  Marketing fees payable                                         2,241,823             2,429,175
  Accrued royalties                                                 92,500             1,019,050
  Provision for product recall and recovery                        642,618                     -
  Other accrued liabilities                                        222,721               259,184
                                                              ------------          ------------
     Total current liabilities                                   7,813,489             8,798,776
                                                              ------------          ------------

Long-term debt, net of current maturities                        5,371,715             9,579,053
                                                              ------------          ------------

Stockholders' equity
  Preferred Stock $1 par value
    Class A                                                      1,061,500             1,101,500
    Series I, Class B                                              259,400               261,900
    Series II, Class B                                             431,000               431,000
    Series III, Class B                                            155,745               158,245
    Series IV, Class B                                           1,066,000             1,066,000
    Series V, Class B                                            1,683,471                     -
  Additional paid-in capital                                    46,499,234            37,671,513
  Accumulated deficit                                          (45,268,240)          (40,527,536)
                                                              ------------          ------------
     Total stockholders' equity                                  5,888,110               162,622
                                                              ------------          ------------
          Total liabilities and stockholders' equity          $ 19,073,314           $18,540,451
                                                              ============          ============

RETRACTABLE TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
(Unaudited)

                                                  Three Months       Three Months        Six Months         Six Months
                                                      ended              ended              ended              ended
                                                  June 30, 2002      June 30, 2001      June 30, 2002      June 30, 2001
                                                ------------------ ------------------ ------------------ ------------------
Sales, net                                      $  4,867,634        $  4,788,930        $  8,983,997       $  8,219,945
Cost of sales                                      3,856,649           3,149,316           6,530,118          6,001,848
Product recall and recovery                          481,637                   -             481,637                  -
                                                ------------        ------------        ------------       ------------
     Gross profit                                    529,348           1,639,614           1,972,242          2,218,097
                                                ------------        ------------        ------------       ------------

Operating expenses:
  Sales and marketing                                987,330           1,158,635           1,933,093          2,400,532
  Research and development                            71,071             179,131             164,572            524,186
  General and administrative                         885,948           1,175,867           1,999,227          2,188,186
  Debt conversion expense                          2,319,073                   -           2,319,073                  -
                                                ------------        ------------        ------------       ------------
     Total operating expenses                      4,263,422           2,513,633           6,415,965          5,112,904
                                                ------------        ------------        ------------       ------------
     Loss from operations                         (3,734,074)           (874,019)         (4,443,723)        (2,894,807)

Interest income                                        1,888               9,060               4,777             37,265
Interest expense                                    (139,219)           (119,785)           (301,760)          (240,056)
                                                ------------        ------------        ------------       ------------
     Net loss                                     (3,871,405)           (984,744)         (4,740,706)        (3,097,598)
                                                ------------        ------------        ------------       ------------
     Preferred Stock dividend requirements          (498,434)           (517,997)           (977,163)        (1,046,966)
                                                ------------        ------------        ------------       ------------
     Net loss applicable to common shareholders $ (4,369,839)       $ (1,502,741)       $ (5,717,869)      $ (4,144,564)
                                                ============        ============        ============       ============

Net loss per share (basic and diluted)          $      (0.22)       $      (0.08)       $      (0.28)      $      (0.21)
                                                ============        ============        ============       ============

Weighted average common shares outstanding        20,303,433          19,523,725          20,286,350         19,444,788
                                                ============        ============        ============       ============

------------------------------------------

Investor Contact: Douglas W. Cowan         Media Contact: Phillip L. Zweig
Chief Financial Officer                    Communications Director
(888)806-2626 or (972)294-1010             (212)490-0811 or (214)912-7415 (cell)
rtifinancial@vanishpoint.com               plzweig@aol.com
----------------------------               ---------------